SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

Filed by the Registrant    ☒                            Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE CHINA FUND, INC.

Payment of Filing Fee (Check the appropriate box:)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transactions applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FOR IMMEDIATE RELEASE

CONTACT:

James Burke

AST Fund Solutions

646-322-0361

jburke@astfundsolutions.com

China Fund Sues City of London Investment Group, Others Over Proxy Misrepresentations

New York, New York, April 3, 2018 – The China Fund, Inc. (NYSE: CHN) (the “Fund”) today announced it has sued City of London Investment Management Company Limited (“CLIM”), Barry M. Olliff, (who is the CEO of CLIM’s parent company), and other defendants in federal court in New York City. The lawsuit cites the defendants’ misconduct in soliciting proxies to be voted at the Fund’s 2018 Annual Stockholders Meeting. The Fund alleges the defendants violated the antifraud provisions of the SEC’s proxy rules by disseminating proxy solicitation materials tainted by material misstatements and omissions. The Fund is asking the court to order the defendants to correct their deficient disclosures and to stop soliciting proxies until the corrective disclosures have been published. The Fund also is asking the court to invalidate all proxies obtained by the defendants before the corrective disclosures are published.

In the New York lawsuit the Fund notes that CLIM filed its own lawsuit this past Friday in a Maryland state court. CLIM is asking the Maryland court to issue an order that would effectively prevent Fund stockholders that already voted from changing their votes, and Fund stockholders that have not yet voted from voting at all.

The Fund and its board of directors intend to vigorously defend against CLIM’s Maryland lawsuit, which they believe is a baseless and unprecedented attack on investor voting rights designed to deny the Fund’s stockholders a full and fair vote.

Additional Information

This communication may be deemed to be proxy solicitation material. In connection with the Fund’s 2018 Annual Meeting of Stockholders, the Fund filed a definitive proxy statement and other relevant documents, including a form of proxy card, with the SEC on February 5, 2018. The definitive proxy statement and a form of proxy have been mailed to the Fund’s stockholders. Stockholders are urged to read the Fund’s definitive proxy statement and any other documents filed by the Fund with the SEC in connection with the 2018 Annual Meeting because they contain important information.

Investors will be able to obtain, for free, copies of documents filed with the SEC at the SEC’s website at http://www.sec.gov. Copies of the Fund’s definitive proxy statement and proxy card also are available without charge from the Fund’s proxy solicitor, D.F. King, who may be reached toll-free at (800) 207-3156.

The Fund and its directors and President are “participants” in the solicitation of proxies from stockholders of the Fund in connection with the 2018 Annual Meeting. Information regarding those persons is provided in the definitive proxy statement filed by the Fund with the SEC.

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